Exhibit 99.1

Media Contact:

W. David Vining, Vice President, Marketing

770-901-9020, dvining@jamesoninns.com

Investor Relations Contacts:

EPOCH Financial   (888) 654-5318

James Kautz   jkautz@epochfinancial.com

Todd Atenhan   tatenhan@epochfinancial.com

For Immediate Release	10/26/2005

Jameson Inn Announces Significant Capital Improvements

Includes Signature Inn Conversions and Jameson Inn Renovations

ATLANTA, GA. – October 26, 2005— Jameson Inns, Inc. (NASDAQ:JAMS) today announced the completion of its conversion of two additional Signature Inn hotels to Jameson Inns. The two new converted properties, which are located in South Bend and Elkhart, Indiana, bring the number of hotels converted this year to five. These conversions are part of a $19 million capital improvement plan in 2005.

The company also announced that it has decided to renovate and convert two additional Signature Inns: Springfield, Illinois and Evansville, Indiana. Those two hotels have been withdrawn from the company’s properties offered for sale and will no longer be included in its discontinued operations for financial reporting purposes.

Work has also begun on converting four Signature Inns in the Indianapolis area to Jameson Inns and is expected to be completed early next year. Work on three properties—Knoxville, Louisville South and Louisville East—was completed last Spring. Each conversion is accompanied by a substantial renovation and upgrade of the property, with new amenities such as the Jameson Dreamium™ Bed.

“We are very encouraged by the results we are already seeing so far from our capital improvements this year,” said Thomas W. Kitchin, Chairman and Chief Executive Officer. “While our Average Daily Rate has grown, we’re particularly happy that most of the improvements are coming from increased occupancy, reversing a fairly long declining trend.”

In addition to converting Signature Inn hotels to Jameson Inns, the company’s capital improvement plan further contemplates 40 additional Jameson Inn renovations by the end of 2006, bringing to 56 the number of Jameson Inn renovations during the 2005—2006 period. “This means that, in less than 24 months, we will have made substantial improvements to over 60% of our company-owned hotels,” said Kitchin.

Each of the Jameson Inn hotels being renovated will receive the Dreamium™ bed system. “Our guests rave about the Dreamium bed, with the double sided pillow top mattresses that are typically found only in upscale and luxury hotels,” said D. Anthony Maness, Vice President of Hotel Operations for the company. In addition to updating guest rooms with granite vanities and upgraded lighting, the lobby and breakfast areas are renovated as well. Maness added, “With these improvements, we believe that our newly renovated Jameson Inn hotels compare very favorably with our competitors in their respective markets.”

About Jameson Inns

Jameson Inns, Inc., headquartered in Atlanta, GA, owns and operates hotel properties in the southeastern and midwestern United States. There are currently 122 Inns (105 under the Jameson Inn brand and 17 under the Signature Inn brand), with approximately 8,000 rooms in 13 states.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks,

uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.